Exhibit 10.1

2018 Executive Officer Annualized Base Salaries

Effective June 25, 2018, the annualized base salaries for Omnicell’s executive officers are as follows:

Name	Title	2018 Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$700,000
Dan S. Johnston	Executive Vice President and Chief Legal & Administrative Officer	$330,000
Peter J. Kuipers	Executive Vice President and Chief Financial Officer	$425,000
Nhat H. Ngo	Executive Vice President, Marketing, Strategy and Business Development	$365,000
Scott P. Seidelmann	Executive Vice President and Chief Commercial Officer	$400,000
Robin G. Seim	President, Global Automation and Medication Adherence	$445,000
Jorge R. Taborga	Executive Vice President, Engineering and Integration Management Office	$312,000

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